First Century Bankshares, Inc. First Century Bankshares, Inc. April 28, 2009 April 28, 2009 2009 Annual Stockholder’s Meeting 2009 Annual Stockholder’s Meeting Exhibit 99.1

2008 Overview 2008 Overview First Century Bankshares, Inc. First Century Bankshares, Inc.

Just Say NO to TARP Just Say NO to TARP Management and the board decided not to apply for U.S. Government TARP funding Strong Capital Position

Capital Position/TARP
Capital Position/TARP
(continued)
(continued)
First Century has a strong capital position
Minimum to be
considered
Actual “Well Capitalized”
Tier 1 Capital to Avg. Assets 8.93% 5.00%
Tier 1 Capital to Risk Weighted Assets     12.42% 6.00%
Total Capital to Risk Weighted Assets       13.30% 10.00%
Data as of 12/31/08

Net Interest Margin Pressure
Net Interest Margin Pressure
Interest Rate 12/31/07 12/31/08
Prime 7.25% 3.25% 400 bps
Federal Funds 4.00% 0.00-0.25%        375-400 bps
1 Year C.D. 4.60% 2.50% 210 bps
6 month C.D. 4.60% 2.00% 260 bps

NET INCOME
$6,000
$4,000
$2,000
$-
$3,055
$4,004
$4,489
$4,688
$3,685
2004
2005
2006
2007
2008

Net Income Net Income

EARNINGS PER SHARE
$3.00
$2.00
$1.00
$1.53
$2.02
$2.28
$2.39
$1.93
2004
2005
2006
2007
2008

Earnings Per Share Earnings Per Share

DIVIDEND
$1.20
$1.10
$1.00
$0.90
$0.80
$0.88
$1.00
$1.05
$1.10
$1.11
2004
2005
2006
2007
2008

Dividend Dividend

YEAR-END STOCK PRICE
$30.00
$25.00
$20.00
$15.00
$10.00
$24.00
$23.50
$28.00
$25.50
$15.65
2004
2005
2006
2007
2008

Year-End Stock Price Year-End Stock Price

NONPERFORMING ASSETS/TOTAL ASSETS
1.70%
1.20%
0.70%
0.20%
0.84%
0.81%
0.68%
0.52%
1.57%
2004
2005
2006
2007
2008

Nonperforming assets/total assets Nonperforming assets/total assets

TRUST ASSETS
$348
$328
$334
$341
$267
$350
$300
$250
$200
$150
$100
$50
$0
2004
2005
2006
2007
2008

Trust Assets Trust Assets

2008 Comparison
Strategic Plan to Actual
Strategic Plan
Strategic Plan
Actual
Actual
Average Assets $ 437,934,000 $ 434,595,000
Net Income $     4,881,000 $     3,685,000
Earnings per
share
$              2.49 $              1.93
Dividends $              1.25 $              1.11
2008 Comparison
Strategic Plan to Actual

2008 Comparison
Strategic Plan to Actual
Strategic
Strategic
Plan
Plan
Actual
Actual
Return on
Average Assets
1.11% 0.85%
Return on
Average Equity
11.70% 8.96%
Share price $32.40 $15.65
2008 Comparison
Strategic Plan to Actual

Beckley Branch
Beckley Branch
Data as of 3/31/09:
Total Loans:
$ 27,911,000
Total Deposits:
$ 4,669,000
Beckley Branch –
Beckley Branch –
Opened April 28, 2008
Opened April 28, 2008
1   Year Anniversary –
1   Year Anniversary –
Today, April 28, 2009
Today, April 28, 2009

Beckley Branch Beckley Branch Mori Williams – Vice President & Regional Executive dvisory Board – Woody Duba Father Thomas Acker Bill Baker

FDIC Update
FDIC Update
FDIC insurance limits increased to $250,000
through 12/31/09
Transaction Account Guarantee Program –
all noninterest-bearing transaction accounts
(checking accounts) insured through
12/31/09.
FCB voluntarily opted into this coverage to
benefit our customers.

FDIC Update-Assessments
FDIC Update-Assessments
Because of the age of the bank, credits
allowed expense to remain lower in 2008 –
total $55,000
Budgeted for 2009 - $500,000, included
10 bps extra for TAGP
Proposed one-time assessment could mean
an additional $700,000+ on top of 2009
budgeted amount
Management trying to lobby to encourage
FDIC to hold special assessment <  20 bps

Vision and Focus
Vision and Focus
Our vision will be that we provide a fair and
consistent return for you, our shareholders.
Our focus continues to be on three critical
areas
Asset Quality
Liquidity
Capital